Exhibit 10.2

Waiver Dated September 13, 2019

of Section 6.5 of NOTE PURCHASE AGREEMENT AND GUARANTY Dated as of August 13, 2018

TEXT OF WAIVER PROVIDED BY HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD., AS PURCHASER UNDER THE NOTE PURCHASE AGREEEMENT

(provided via email dated September 13, 2019)

Reference is made to that certain Note Purchase Agreement and Guaranty (the “NPA”), dated as of August 13, 2018, by and among Gaming Acquisitions Limited, a limited liability company formed under the laws of England and Wales (the “Issuer”), Inspired Entertainment, Inc., a corporation formed under the laws of Delaware (“Holdings”), Holdings and certain subsidiaries of Issuer, as guarantors, the purchasers party thereto from time to time, and Cortland Capital Market Services LLC, as note agent and as collateral agent.

We understand that the Issuer, Holdings, and certain subsidiaries of Issuer from time to time party thereto (collectively, the “Company” or “you”) intend to enter into a new Senior Facilities Agreement (the “SFA”), among the Company, Nomura International plc and Macquarie Corporate Holdings Pty Limited (UK Branch) as arrangers and/or bookrunners, each other lender party thereto from time to time, Lucid Agency Services Limited, as agent, and Lucid Trustee Services Limited, as security agent, in connection with the Chaucer acquisition (of which you have previously informed us).

We hereby agree that your execution and delivery of, and compliance with, the SFA prior to the closing of the Chaucer acquisition, does not result in a violation of Section 6.5 of the NPA, upon the understanding that the proceeds of the SFA, when funded upon the closing of the Chaucer acquisition, will be used in part to repay in full your obligations under the NPA and subject to the condition that none of Holdings nor any of its subsidiaries shall permit any obligations under the SFA to be secured by any of their respective assets prior to such repayment in full of the NPA. The foregoing agreement shall immediately expire on the earliest to occur of (a) the termination of the Chaucer acquisition agreement, (b) the declaration of a default, pursuit of any remedies or commencement of any enforcement action by any creditor under the SFA, (c) the repayment in full of the NPA or (d) October 30, 2019.